Exhibit 99.1

PhaseBio Announces Global License of PB1023 for the Treatment of Sarcopenia-Related Diseases to ImmunoForge

Expands use of PhaseBio ELP biopolymer platform designed to support more convenient dosing of proteins and peptides

Malvern, PA, and San Diego, CA, April 9, 2019 — PhaseBio Pharmaceuticals, Inc. (Nasdaq: PHAS), a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies for orphan diseases, today announced it has licensed to ImmunoForge, Co. Ltd. the global rights for PB1023, a long-acting, recombinant GLP-1 analogue for the treatment of certain diseases, including conditions related to sarcopenia. PB1023 was created as a genetic fusion protein utilizing PhaseBio’s proprietary elastin-like polypeptide (“ELP”) technology platform.

Under the terms of the agreement, PhaseBio has granted ImmunoForge an exclusive, worldwide license, with rights to sublicense, to PB1023 for the development and commercialization of treatments for all diseases except diabetes, obesity and non-alcoholic steatohepatitis (NASH). PhaseBio will receive an upfront payment upon execution of the agreement and is eligible to receive development milestone payments, and royalty payments on net sales of products, including sales from sublicense agreements.

“The license agreement with ImmunoForge further validates the potential of our half-life extending ELP technology and provides non-dilutive capital to PhaseBio,” said Jonathan P. Mow, Chief Executive Officer of PhaseBio. “We’re pleased to partner with ImmunoForge, a company leveraging cutting-edge science to develop novel therapies for cancer and metabolic diseases, to bring new treatment options to patients living with serious sarcopenia-related diseases.”

“ImmunoForge is advancing a pipeline of first-in-class therapies for cancer and sarcopenia-related diseases, including senile sarcopenia, amyotrophic lateral sclerosis, cancer cachexia, Parkinson’s disease and Duchenne muscular dystrophy. We look forward to developing PB1023 and making a meaningful impact on patients’ lives,” said Kiho Jang, Co-Chief Executive Officer of ImmunoForge.

About PhaseBio

PhaseBio Pharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the development and commercialization of novel therapies to treat orphan diseases, with an initial focus on cardiopulmonary disorders. The company’s lead development candidate is PB2452, a novel reversal agent for the antiplatelet therapy ticagrelor. PhaseBio is also leveraging its proprietary elastin-like polypeptide (“ELP”) technology platform to develop therapies with the potential for less-frequent dosing and improved pharmacokinetics. PhaseBio’s second product candidate PB1046, which is based on ELP, is a once-weekly vasoactive intestinal peptide receptor agonist for the treatment of pulmonary arterial hypertension.

PhaseBio is located in Malvern, PA and San Diego, CA. For more information, please visit www.phasebio.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “anticipates,” “believes,” “expects,” “intends,” “projects,” “anticipates,” and “future” or similar expressions are intended to identify forward-looking statements.

Forward-looking statements include statements concerning or implying the development of PB1023 and our receipt of milestone and royalty payments from ImmunoForge. Forward-looking statements are based on management's current expectations and are subject to various risks and uncertainties that could cause actual results to differ materially and adversely from those expressed or implied by such forward-looking statements. Accordingly, these forward-looking statements do not constitute guarantees of future performance, and you are cautioned not to place undue reliance on these forward-looking statements.

Risks regarding our business are described in detail in our Securities and Exchange Commission filings, including in our Annual Report on Form 10-K for the year ended December 31, 2018. These forward-looking statements speak only as of the date hereof, and PhaseBio Pharmaceuticals, Inc. disclaims any obligation to update these statements except as may be required by law.

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PhaseBio Investor Contact:

John Sharp

PhaseBio Pharmaceuticals, Inc.

Chief Financial Officer

(610) 981-6506

john.sharp@phasebio.com

PhaseBio Media Contact:

Sarah Hall

6 Degrees

(215) 313-5638

shall@6degreespr.com